                                                                   EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 033-47245 of Allstate Life Insurance Company of New York on Form S-1 of our report dated February 21, 1997 relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 28, 1997